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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                                 State of Other Jurisdiction
                                                of incorporation or Organization

Syntel Software Private Limited                               India

Syntel, LTD.                                                  England

Syntel (Singapore) PTE. LTD.                                  Singapore